Exhibit 23.2

        Consent of Deloitte & Touche, LLP, Independent Registered Public
                                Accounting Firm





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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ligand Pharmaceuticals Incorporated on Form S-8 of our report dated March 10, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle), appearing in the Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2003.



San Diego, California
July 1, 2004